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                                                                    EXHIBIT 4(d)

                          ALARIS MEDICAL SYSTEMS, INC.

                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

SECTION 1.  NAME

The name of this Plan, effective as of May 22, 2002, is the Non-Employee Director Stock Option Plan. This Plan is a continuation, and amendment and restatement, of the Third Amended and Restated 1990 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended effective April 17, 2000.

SECTION 2.  DEFINITIONS

For the purposes of the Plan, the following terms shall be defined as set forth below:

         (a) "Board" means the board of directors of the Company.

         (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the Treasury regulations promulgated thereunder.

         (c) "Committee" means the committee appointed by the Board to administer the Plan as provided in Section 4(a).

         (d) "Common Stock" means the $.01 par value common stock of the Company or any security of the Company identified by the Committee as having been issued in substitution or exchange therefor or in lieu thereof.

         (e) "Company" means ALARIS Medical Systems, Inc., a Delaware corporation.

         (f) "Effective Date" means September 7, 1990.

         (g) "Employee" means an individual whose wages are subject to the withholding of federal income tax under Section 3401 of the Code.

         (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

         (i) "Fair Market Value" of a Share as of a specified date means, except as otherwise reasonably determined by the Committee based on reported prices of a Share, (i) the average of the highest and lowest market prices of a Share on such date as reported in the American Stock Exchange (or the principal exchange on which the Shares are then traded) composite transactions published in the Eastern Edition of The Wall Street Journal or, if no trading of Common Stock is reported for that day, the next preceding day on which trading was reported, or
(ii) if the Shares are traded in the over-the-counter market, the average of the highest bid and lowest asked prices per Share on the specified date (or the next preceding date on which trading was reported) as reported through the NASDAQ system or any successor thereto. "Non-Employee Director" means an individual who: (i) is now, or hereafter becomes, a member of the Board; (ii) is neither an Employee nor an Officer (other than an officer who does not receive a salary as an officer) of the Company or of any Subsidiary on the date of the grant of the NQSO; and (iii) has not elected to decline to participate in the Plan pursuant to the next succeeding sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Corporate Secretary of the Company and the Chairman of the Committee within thirty days after his initial election or appointment to the Board to decline to participate in the Plan.

         (k) "NQSO" means an option granted under this Plan, which option is not qualified under Section 422 of the Code.

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         (l) "Officer" means an individual elected or appointed by the Board or by the board of directors of a Subsidiary, or chosen in such other manner as may be prescribed by the by-laws of the Company or a Subsidiary, as the case may be, to serve as such.

         (m) "Participant" means a Non-Employee Director who is granted a NQSO under the Plan.

         (n) "Plan" means this Non-Employee Director Stock Option Plan, as amended from time to time.

         (o) "Retainer" means the fixed fee payable to a Non-Employee Director in effect on the first day of each calendar quarter for which such fee is payable for services to be rendered as a Non-Employee Director during such calendar quarter, excluding meeting fees.

         (p) "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor or replacement rule adopted by the Securities and Exchange Commission.

         (q) "Share" means one share of Common Stock, adjusted in accordance with Section 9(b), if applicable.

         (r) "Stock Option Agreement" means the written agreement between the Company and the Participant that contains the terms and conditions pertaining to the NQSO.

         (s) "Subsidiary" means any corporation or entity of which the Company, directly or indirectly, is the beneficial owner of fifty percent (50%) or more of the total combined voting power of all classes of its stock having voting power, unless the Committee shall determine that any such corporation or entity shall be excluded hereunder from the definition of the term Subsidiary.

SECTION 3.  PURPOSE

The purpose of the Plan is to enable the Company to provide incentives, which are linked directly to increases in stockholder value, to Non-Employee Directors in order that they will be encouraged to serve on the Board and exert their best efforts on behalf of the Company.

SECTION 4.  ADMINISTRATION

         (a) Composition of the Committee

The Plan shall be administered by a Committee appointed by the Board consisting of no less than two individuals. Members of the Committee need not be members of the Board, Officers or Employees of the Company. Members of the Committee shall not be entitled to participate in the Plan. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board.

         (b) Actions by the Committee

The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

         (c) Powers of the Committee

The Committee shall have the authority to administer the Plan in its sole and absolute discretion; PROVIDED, HOWEVER, that the Committee shall have no authority to grant NQSOs, to determine the number of Shares subject to NQSOs or the price at which each Share covered by a NQSO may be purchased pursuant to the Plan, all of which shall be automatic as described in Section 8. To this end,


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the Committee is authorized to construe and interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Subject to the foregoing, any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person validly claiming under or through a Participant.

         (d) Liability of Committee Members

No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any grant or exercise of a NQSO thereunder.

         (e) NQSO Accounts

The Company will maintain a separate account record for each Participant. Whenever NQSOs are granted to or exercised by a Participant, the Participant's account shall be appropriately credited or debited. Appropriate adjustment shall also be made with respect to each account in the event of an adjustment pursuant to Section 9(b).

SECTION 5.  EFFECTIVE DATE AND TERM OF THE PLAN

         (a) Effective Date of the Plan

The Plan in its original form was adopted by the Board on July 12, 1990, and became effective on September 7, 1990. The Plan was subsequently amended several times, with each such amendment approved by the stockholders of the Company, and the last such amendment becoming effective April 17, 2000. The Plan, as set forth in this amendment and restatement, was adopted by the Board on February 26, 2002, to become effective as of May 22, 2002, subject to approval by the stockholders of the Company at a meeting duly called and held within twelve months following the date of Board approval.

         (b) Term of the Plan

No NQSO shall be granted pursuant to the Plan on or after May 22, 2007, but NQSOs granted before then may extend beyond that date.

SECTION 6.  SHARES SUBJECT TO THE PLAN

The maximum aggregate number of Shares which may be subject to NQSOs granted to Non-Employee Directors under the Plan during its term shall be 1,000,000. The limitation on the number of Shares which may be subject to NQSOs under the Plan shall be subject to adjustment as provided in Section 9(b). If any NQSO granted under the Plan expires or is terminated for any reason without having been exercised in full, the Shares allocable to the unexercised portion of such NQSO shall again become available for grant pursuant to the Plan. At all times during the term of the Plan, the Company shall reserve and keep available for issuance such number of Shares as the Company is obligated to issue upon the exercise of all then outstanding NQSOs.

SECTION 7.  SOURCE OF SHARES ISSUED UNDER THE PLAN

Common Stock issued under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, as determined in the sole and absolute discretion of the Committee. No fractional Shares shall be issued under the Plan.


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SECTION 8.  NON-QUALIFIED STOCK OPTION

         (a) Grant of NQSOs

An individual who first becomes a Non-Employee Director on or after May 22, 2002, shall be granted automatically NQSOs to purchase 20,000 Shares on the next succeeding business day after becoming a Non-Employee Director. In addition, (i) NQSOs to purchase 20,000 Shares shall be granted automatically to each Non-Employee Director on each anniversary date of his preceding automatic NQSO grant (the "Anniversary Date") under the Plan and every year thereafter during the term of the Plan, provided that said Non-Employee Director continues to be a member of the Board on the date of each such additional grant; and (ii) any Non-Employee Director who had an Anniversary Date that occurred on or after January 1, 2002 and before May 22, 2002, with respect to which the Non-Employee Director received an automatic grant of NQSOs to purchase 10,000 Shares, shall be granted automatically NQSOs to purchase 10,000 Shares on the next succeeding business day after May 22, 2002. NQSOs shall be granted in the aforesaid manner until the date on which the Shares available for grant shall no longer be sufficient to permit grants of NQSOs covering 20,000 Shares to be made to each Non-Employee Director entitled to a grant as of such date, in which event the Shares then available for grant shall be allocated on a PRO RATA basis among the Non-Employee Directors entitled to a grant of NQSOs as of such date.

         (b) Exercise Price

The price at which each Share covered by a NQSO may be purchased pursuant to this Plan shall be equal to the Fair Market Value of a Share on the date of the NQSO grant.

         (c) Terms and Conditions

All NQSOs granted pursuant to the Plan shall be evidenced by a Stock Option Agreement (which need not be the same for each Participant or NQSO), approved by the Committee which shall be subject to the following express terms and conditions and to the other terms and conditions specified in this Section 8, and to such other terms and conditions as shall be determined by the Committee in its sole and absolute discretion which are not inconsistent with the terms of the Plan:

                  (i) except as set forth in Sections 8(a) and 10, all NQSOs granted to a Participant shall vest and become first exercisable at the rate of one-third of the Shares subject to the NQSOs for each twelve month period of continuous service on the Board (from the date of grant of the NQSO) by such Participant, rounded down to the nearest whole number for each of the first two twelve month periods and rounded up to the nearest whole number for the third twelve month period of service;

                  (ii) the failure of a NQSO to vest for any reason whatsoever shall cause the NQSO to expire and be of no further force or effect;

                  (iii) unless terminated earlier pursuant to Sections 8(f) or 10, the term of each NQSO granted on or after May 22, 2002 shall be ten years from the date of grant;

                  (iv) no NQSO or interest therein may be pledged, hypothecated, encumbered or otherwise made subject to execution, attachment or similar process, and no NQSO or interest therein shall be assignable or transferable by the holder otherwise than by will or by the laws of descent and distribution or to a beneficiary upon the death of a Participant, and an NQSO shall be exercisable during the lifetime of the holder only by him or by his guardian or legal representative, except that a NQSO may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferee in accordance with the terms of such NQSO, subject to any terms and conditions which the Committee may impose thereon. A transferee or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Stock Option Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee; and


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         (v) payment for the Shares to be received upon exercise of a NQSO may be made in cash or in Shares (determined with reference to their Fair Market Value on the date of exercise), or any combination thereof.

         (d) Additional Means of Payment

Any Stock Option Agreement may, in the sole and absolute discretion of the Committee, permit payment by any other form of legal consideration consistent with applicable law and any rules and regulations relating thereto, including, but not limited to, the execution and delivery of a full recourse promissory note by the Participant to the Company.

         (e) Exercise

The holder of a NQSO may exercise the same by filing with the Corporate Secretary of the Company a written election, in such form as the Committee may determine, specifying the number of Shares with respect to which such NQSO is being exercised. Such notice shall be accompanied by payment in full of the exercise price for such Shares. Notwithstanding the foregoing, the Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option with respect to the full number of Shares as to which the Option is then exercisable.

         (f) Termination of NQSOs.

NQSOs granted under the Plan shall be subject to the following events of termination:

                  (i) in the event a Participant is removed from the Board for cause, all unexercised NQSOs held by such Participant on the date of such removal (whether or not vested) will expire immediately;

                  (ii) in the event a Participant is no longer a member of the Board, other than by reason of removal for cause, all NQSOs which remain unvested at the time the Participant is no longer a member of the Board shall expire immediately, and all NQSOs which have vested prior to such time shall expire twelve months thereafter unless by their terms they expire sooner; and

                  (iii) in the event a Participant becomes an Officer or Employee of the Company or a Subsidiary (whether or not such Participant remains a member of the Board) all NQSOs which remain unvested on the date such Participant becomes an Officer or Employee of the Company shall expire immediately, and all NQSOs which have vested prior to such date shall expire twelve months thereafter unless by their terms they expire sooner.

SECTION 9.  RECAPITALIZATION

         (a) Corporate Flexibility

The existence of the Plan and the NQSOs granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company, in their sole and absolute discretion, to make, authorize or consummate any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, common stock, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other grant of rights, issuance of securities, transaction, corporate act or proceeding and notwithstanding the fact that any such activity, proceeding, action, transaction or other event may have, or be expected to have, an impact (whether positive or negative) on the value of any NQSO or underlying Shares.


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         (b) Adjustments Upon Changes in Capitalization

Except as otherwise provided in Section 10 below, in the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split or recapitalization, the Committee shall make proportionate adjustments with respect to: (i) the aggregate number of Shares available for issuance under the Plan; (ii) the number of shares subject to each grant under the Plan; (iii) the number and exercise price of Shares subject to outstanding NQSOs; and (iv) such other matters as shall be appropriate in light of the circumstances; PROVIDED, HOWEVER, that the number of Shares subject to any NQSO shall always be a whole number.

SECTION 10.  CHANGES OF CONTROL

In the event of a Change of Control (as defined below), all NQSOs not vested on or prior to the effective time of any such Change of Control shall vest immediately prior to such effective time. Unless otherwise determined by the Committee at the time of a Change of Control, in the event of a Change of Control all outstanding NQSOs shall terminate and cease to be outstanding immediately following the Change of Control; PROVIDED, HOWEVER, that no such NQSO termination shall occur unless a Participant shall have been given five business days, following prior written notice, to exercise such Participant's outstanding vested NQSOs at the effective time of the Change of Control, or to receive cash in an amount per Share subject to such NQSOs equal to the amount by which the price paid for a Share (determined on a fully diluted basis and taking into account the exercise price, as determined by the Committee) in the Change of Control exceeds the per share exercise price of such NQSOs. The Committee in its discretion may make provisions for the assumption of outstanding NQSOs, or the substitution for outstanding NQSOs of new incentive awards covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices so as to prevent dilution or enlargement of rights.

A "Change of Control" will be deemed to occur on the date any of the following events occur:

         (a) any person or persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (other than the Company, any Subsidiary and Jeffry M. Picower (including, any of his Affiliates and any lineal descendant of Mr. Picower, any widow or then current spouse of Mr. Picower or of any such lineal descendant, a trust established principally for the benefit of any of the foregoing, any entity which is at least 90% beneficially owned by any of the foregoing, and the executor, administrator or personal representative of the estate of any of the foregoing (the "Picower Group"))) beneficially own (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, securities of the Company or any Significant Subsidiary (as defined below) representing greater than 10% of the total combined voting power of the Company or the Significant Subsidiary entitled to vote in the election of the board of directors of the Company or the Significant Subsidiary; PROVIDED, HOWEVER, that such event shall not constitute a Change of Control unless and until the combined voting power of such securities owned beneficially, directly or indirectly, by such person or persons is greater than the combined voting power of all such securities owned beneficially, directly or indirectly, by Mr. Picower and the Picower Group;

         (b) persons other than the Current Directors (as herein defined) constitute a majority of the members of the Board (for these purposes, a "Current Director" means any member of the Board as of May 1, 1997, and any successor of any such member whose election, or nomination for election by the Company's stockholders, was approved by at least a majority of the Current Directors then on the Board or by Mr. Picower or the Picower Group);

         (c) the consummation of (i) a plan of liquidation of all or substantially all of the assets of the Company or any Subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a "Significant Subsidiary"), or (ii) an agreement providing for the merger or consolidation of the Company or a Significant Subsidiary (A) in which the Company or a Significant Subsidiary is not the continuing or surviving corporation (other than a consolidation or merger with a wholly-owned subsidiary of the Company in which all Shares of the Company or common stock in the Significant


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Subsidiary outstanding immediately prior to the effectiveness thereof are changed into or exchanged for all or substantially all of the common stock of the surviving corporation and (if the Company ceases to exist) the surviving corporation assumes all the NQSO, or (B) pursuant to which, even though the Company is the continuing or surviving corporation, the Shares of the Company or common stock in the Significant Subsidiary are converted into cash, securities or other property; PROVIDED, HOWEVER, that no "Change of Control" shall be deemed to occur as the result of a consolidation or merger of the Company or a Significant Subsidiary in which the holders of the Shares of the Company immediately prior to the consolidation or merger have, as a result thereof, directly or indirectly, at least a majority of the combined voting power of all classes of voting stock of the continuing or surviving corporation or its parent immediately after such consolidation or merger or in which the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation or its parent; or

         (d) the consummation of an agreement (or agreements) providing for the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company or a Significant Subsidiary other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Shares immediately prior to such sale or disposition.

SECTION 11.  SECURITIES LAW REQUIREMENTS

No Shares shall be issued under the Plan unless and until: (i) the Company and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange or national market system on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the registration or qualification requirements of any state securities laws or stock exchange.

SECTION 12.  AMENDMENT AND TERMINATION

         (a) Modifications to the Plan

The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not subject to NQSOs, suspend or terminate the Plan or, subject to Sections 8(a) and 8(b), revise or amend the Plan in any respect whatsoever. However, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law or regulation if such amendment were not approved by the stockholders of the Company shall not be effective unless and until such approval is obtained.

         (b) Rights of Participant

No amendment, suspension or termination of the Plan or of any NQSO that would adversely affect the right of any Participant with respect to a NQSO previously granted under the Plan will be effective without the written consent of the affected Participant.

SECTION 13.  MISCELLANEOUS

         (a) Stockholders' Rights

No Participant and no beneficiary or other person claiming under or through such Participant shall acquire any rights as a stockholder of the Company by virtue of such Participant having been granted a NQSO under the Plan. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any Shares allocated or reserved under the Plan or subject to any NQSO, except as to Shares, if any, that have been issued or transferred to such Participant. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise.


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         (b) Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Board from adopting other compensation arrangements, subject to stockholder approval if such approval is required. Such other arrangements may be either generally applicable or applicable only in specific cases.

         (c) Treatment of Proceeds

Proceeds realized from the exercise of NQSOs under the Plan shall constitute general funds of the Company.

         (d) Costs of the Plan

The costs and expenses of administering the Plan shall be borne by the Company.

         (e) No Right to Continue as Director

Nothing contained in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue as a member of the Board or affect the right of the Company, the Board or the stockholders of the Company to terminate the directorship of any Participant at any time with or without cause.

         (f) Severability

The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         (g) Governing Law

The Plan and all actions taken thereunder shall be enforced, governed and construed by and interpreted under the laws of the State of Delaware applicable to contracts made and to be performed wholly within such State without giving effect to the principles of conflict of laws thereof.

         (h) Headings

The headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.





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